Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of November 1, 2013, among Bushnell Group Holdings, Inc., a Delaware corporation (“Bushnell”), the subsidiaries of Alliant Techsystems Inc., a Delaware corporation (the “Company”) listed in Schedule I attached hereto (collectively with Bushnell, the “Bushnell Guarantors”), the Company, certain other subsidiaries of the Company listed in Schedule II attached hereto (the “Existing Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :
WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of November 1, 2013 (the “Indenture”), providing for the issuance of the Company’s 5.25% Senior Notes due 2021 (the “Notes”);
WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the Bushnell Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Bushnell Guarantors shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
WHEREAS pursuant to Section 9.01(a)(7) of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this First Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Bushnell Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1. AGREEMENT TO GUARANTEE. The Bushnell Guarantors hereby agree, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4. TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the Subsidiary Guarantee for or in respect of the recitals contained herein, all of which recitals are made solely by the Bushnell Guarantors, the Existing Guarantors and the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
5. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

BEE STINGER, LLC
BOLLÉ AMERICA, INC.
BOLLÉ, INC.
BUSHNELL GROUP HOLDINGS, INC.
BUSHNELL HOLDINGS INC.
BUSHNELL INC.
DOUBLE BULL ARCHERY, INC.
GOLD TIP, LLC
MICHAELS OF OREGON CO.
MIKE’S HOLDING COMPANY
MILLETT INDUSTRIES, INC.
NIGHT OPTICS USA, INC.
OLD WSR, INC.
OPT HOLDINGS, INC.
PRIMOS, INC.
SERENGETI EYEWEAR, INC.
STONEY POINT PRODUCTS, INC.
TASCO HOLDINGS, INC.
TASCO OPTICS CORPORATION,

By:	/s/ Neal S. Cohen Name: Neal S. Cohen Title: Chief Financial Officer

ALLIANT TECHSYSTEMS INC.,

By:	/s/ Neal S. Cohen Name: Neal S. Cohen Title: Executive Vice President and Chief Financial Officer

Supplemental Indenture

ALLIANT TECHSYSTEMS OPERATIONS LLC
ATK COMMERCIAL AMMUNITION COMPANY INC.
ATK COMMERCIAL AMMUNITION HOLDINGS COMPANY, INC.
ATK LAUNCH SYSTEMS INC.
ATK SPACE SYSTEMS INC.
CALIBER COMPANY
EAGLE INDUSTRIES UNLIMITED, INC.
EAGLE MAYAGUEZ, LLC
EAGLE NEW BEDFORD, INC.
FEDERAL CARTRIDGE COMPANY
SAVAGE ARMS, INC.
SAVAGE RANGE SYSTEMS, INC.
SAVAGE SPORTS CORPORATION
SAVAGE SPORTS HOLDINGS, INC.

By:	/s/ Neal S. Cohen Name: Neal S. Cohen Title: Executive Vice President and Chief Financial Officer

Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas Name: R. Tarnas Title: Vice President

Supplemental Indenture

Schedule I

BEE STINGER, LLC
BOLLÉ AMERICA, INC.
BOLLÉ, INC.
BUSHNELL GROUP HOLDINGS, INC.
BUSHNELL HOLDINGS INC.
BUSHNELL INC.
DOUBLE BULL ARCHERY, INC.
GOLD TIP, LLC
MICHAELS OF OREGON CO.
MIKE’S HOLDING COMPANY
MILLETT INDUSTRIES, INC.
NIGHT OPTICS USA, INC.
OLD WSR, INC.
OPT HOLDINGS, INC.
PRIMOS, INC.
SERENGETI EYEWEAR, INC.
STONEY POINT PRODUCTS, INC.
TASCO HOLDINGS, INC.
TASCO OPTICS CORPORATION

Schedule II

ALLIANT TECHSYSTEMS OPERATIONS LLC
ATK COMMERCIAL AMMUNITION COMPANY INC.
ATK COMMERCIAL AMMUNITION HOLDINGS COMPANY, INC.
ATK LAUNCH SYSTEMS INC.
ATK SPACE SYSTEMS INC.
CALIBER COMPANY
EAGLE INDUSTRIES UNLIMITED, INC.
EAGLE MAYAGUEZ, LLC
EAGLE NEW BEDFORD, INC.
FEDERAL CARTRIDGE COMPANY
SAVAGE ARMS, INC.
SAVAGE RANGE SYSTEMS, INC.
SAVAGE SPORTS CORPORATION
SAVAGE SPORTS HOLDINGS, INC.